EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                  Telephone 650-493-9300 Facsimile 650-493-6811

                                November 26, 2002

Artisan Components, Inc.
141 Caspian Court
Sunnyvale, California 94089

      Re:   Registration Statement on Form S-8

Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 26, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,223,462 of your Common Stock, $0.001 par value per share, (the "Shares") as follows:

      (a) 845,790 additional Shares which may be issued pursuant to the 1993 Stock Option Plan, as amended (the "1993 Plan"); and

      (b) 170,000 additional Shares which may be issued pursuant to the 1997 Employee Stock Purchase Plan (the "Purchase Plan").

      (c) 207,672 additional Shares which may be issued pursuant to the 2000 Supplemental Stock Option Plan, as amended (the "2000 Plan" and together with the 1993 Plan and the Purchase Plan, the "Option Programs").

      As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Option Programs.

      It is our opinion that, when issued and sold in the manner described in the Option Programs and pursuant to the agreements that accompany each grant under the Option Programs, the Shares will be legally and validly issued, fully-paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                       /s/ Wilson Sonsini Goodrich & Rosati